UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2005, SVB Financial Group (the “Company”) received a written notice from the Nasdaq Stock Market indicating that the Company’s securities are subject to delisting because it was not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) due to the delayed filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.  Currently, both the Company’s Common Stock and 7% Cumulative Trust Preferred Securities are traded on the Nasdaq National Market.

The Company will request an appeal hearing before a Nasdaq Listing Qualifications Panel to review the delisting determination.  Until the final determination by the panel, the delisting process will be suspended and the Company’s securities will continue to trade on the Nasdaq National Market.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of August 17, 2005, announcing receipt of non-compliance notice from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 17, 2005	SVB FINANCIAL GROUP

		By:	/s/ DEREK WITTE
Name: Derek Witte
Title: General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of August 17, 2005, announcing receipt of non-compliance notice from Nasdaq.